Exhibit 32.3

Statement of Chief Executive Officer

Pursuant to 18 U.S.C. Sec 1350, as created by Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned Chief Executive Officer of San Diego Gas & Electric Company (the "Company") certifies that:

(i)                   the Quarterly Report on Form 10-Q of the Company filed with the Securities and Exchange Commission for the quarter ended March 31, 2016 (the "Quarterly Report") fully complies with the requirements of Section 13(a) or Section 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

(ii)                 the information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

May 4, 2016

/s/ J. Walker Martin
J. Walker Martin
Chief Executive Officer